Exhibit 5.1

Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

March 10, 2025

Board of Directors
Grace Therapeutics, Inc.
103 Carnegie Center, Suite 300
Princeton, New Jersey 08540

Ladies and Gentlemen:

We are acting as counsel to Grace Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (as may be amended from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the resale or other disposition, from time to time, by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”), including their transferees, pledgees, donees or successors, of up to 8,836,584 shares of common stock, par value $0.0001, of the Company (the “Common Stock”), which are comprised of (i) 3,276,874 shares of Common Stock (the “Shares”) and (ii) 5,559,710 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of either pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) or common warrants to purchase shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), issued by the Company to the Selling Stockholders, as described in the prospectus that forms a part of the Registration Statement (the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante  Amsterdam  Baltimore  Beijing  Berlin  Birmingham  Boston  Brussels  Colorado Springs  Denver  Dubai  Dublin Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  Johannesburg  London  Los Angeles  Luxembourg  Madrid  Mexico City  Miami  Milan  Minneapolis  Monterrey  Munich  New York  Northern Virginia  Paris  Philadelphia  Riyadh  Rome  San Francisco  São Paulo  Shanghai  Silicon Valley  Singapore  Sydney  Tokyo  Warsaw  Washington, D.C.  Associated Offices:  Budapest  Jakarta  Shanghai FTZ.   Business Service Centers:  Johannesburg  Louisville.  For more information see www.hoganlovells.com

Grace Therapeutics, Inc.	- 2 -	March 10, 2025

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.	The Shares have been validly issued and are fully paid and non-assessable.

2.
The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, following (i) the exercise of the Warrants in accordance with their terms and (ii) receipt by the Company of the consideration for the Warrant Shares specified in the applicable Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP